Exhibit 99.2

IBM Investor Webcast + October 29, 2018 1 © 2018 IBM Corporation

Forward looking statements and non-GAAP information Certain statements contained in this presentation may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially. Additional information concerning these factors is contained in IBM’s filings and other submissions with the SEC. Copies are available from the SEC or from the IBM web site (www.ibm.com). These forward-looking statements are based on current expectations and beliefs of the management of IBM and Red Hat (as the case may be), as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of each company’s and each company’s management’s control. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of IBM and Red Hat. IBM assumes no obligation to update the information in the presentation, except as otherwise required by law. Accordingly, you should not place undue reliance on these forward looking statements. The company has disclosed in the attached presentation materials certain non-GAAP information which management believes provides useful information for investors. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included as Exhibit 99.3 to IBM's Form 8-K furnished to the SEC on October 29, 2018. For other related information please visit the Company's website at: www.ibm.com/investor 2

Today’s participants James Kavanaugh IBM Senior Vice President and Chief Financial Officer James Whitehurst Red Hat President and CEO Arvind Krishna IBM Senior Vice President, Hybrid Cloud and Director, IBM Research Virginia Rometty IBM Chairman, President and CEO Paul Cormier Red Hat President, Products and Technologies 3

Creating the world’s leading hybrid cloud provider + Leading provider of enterprise cloud & AI solutions Leading provider of open source solutions Completely changing the cloud landscape 4

The second chapter of cloud unlocks value and drives growth $1.0T hybrid cloud opportunity by 2020 #1 Linux platform for applications 80% of enterprise workloads have yet to migrate to the cloud Management Hybrid 5 Multi-cloud Open Secure

Red Hat has evolved from an open source pioneer to a driving force in hybrid cloud computing 90% Fortune 500 adoption 8M+ Developers 19% Revenue growth (LTM) ~85% Gross Profit Margin ~$1B Free cash flow 6 Foundational technology for hybrid computing Common platform across all environments Leadership in container management Based on open standards / cloud agnostic Pioneer of enterprise Linux and open platforms Wide enterprise adoption Broad partner ecosystem Deeply engaged developer community

Acquiring Red Hat drives new growth opportunities across IBM

IBM

IBM has been building a foundation…

Integrated cloud offerings including:

- IBM Cloud
- Digital iX Practice
- Cloud Garages
- IBM Z, Power, Storage on Linux
- Cloud Migration Factory
- Cloud Application Innovation
- 90,000 cloud architects
- 30% of outsourcing backlog is cloud

New solutions in the last 12 months

- IBM Cloud Private
- IBM AI Openscale
- IBM Cloud Private for Data
- IBM Multicloud Manager

…and the time is right to add Red Hat's open hybrid cloud technologies

\+ redhat®

Growth opportunities across IBM software, services, systems

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Transaction overview Transaction Summary $190 Per Share ~$34B Enterprise Value 2H’19 Expected closure date Dependent on regulatory approvals 8 Financed with combination of cash and debt Commitment to continued dividend growth Maintain strong investment grade rating Intend to suspend share repurchase program in 2020/21

Red Hat accelerates IBM’s revenue growth and shift to higher value Operating GP Margin accretive in Year 1 Cash flow accretive in Year 1 9 …enhancing IBM financial performance Accelerates Revenue Growth +200 bps to IBM revenue growth Accelerates Shift to Higher Value Operating EPS accretive by end of Year 2 Enhances Strong Cash Flow Profile Continued dividend growth Red Hat is high-growth, high-value… Strong Growth Profile $3.2B Revenue LTM, +19% 19% Billings Growth Strong Margin Profile ~85% GP Margin Strong Cash Generation ~$1B Free Cash Flow, growing >20%

IBM + Red Hat opens up additional opportunities across Red Hat Benefit to ed Hat opportunity through expanded delivery of Leverage IBM’s industry expertise, enterprise relationships, services capabilities, and scale 10 R Provide significant cross-selling industry-leading open source solutions Operate as a distinct unit within IBM Hybrid Cloud, maintaining Red Hat’s brand, go to market, partner strategies, facilities … Accelerate the expansion of Red Hat’s leading open source portfolio Maintain Red Hat’s commitment to open source and accelerate the impact of open source as the foundation of digital transformation strategies

Committed to open source innovation Long-time supporter of the Linux and open source community Accelerates Red Hat’s open hybrid cloud strategy Dedicated to working with developers to continue leading sponsorship and investment in open source communities Continued freedom of open source through Patent Promise, leadership in Open Invention Network and the LOTNetwork 11

IBM and Red Hat share common beliefs Hybrid Multi-cloud Open It’s a hybrid world Containers are strategic Certified stacks are secure Innovation is the path forward Secure Management 12

IBM + Red Hat drives significant benefits to clients Benefits to Clients Consistent management across multiple clouds A path to migrate traditional workloads to the cloud Enterprise-grade open hybrid cloud A cloud that is secure to the core 13 Benefits to Red Hat Leverage industry expertise and scale Accelerate expansion of open source portfolio Expand reach of open technologies across enterprise clients Benefits to IBM Acceleration of hybrid cloud adoption Extensive developer ecosystem Cross-sell and new revenue opportunities

The world’s leading hybrid cloud provider + Completely changing the cloud landscape 14